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                                                                   Exhibit 23(a)


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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-73242) of Popular Inc. of our report dated February 28, 2003 relating to the financial statements, which appears on page 36 of the 2002 Financial Review and Supplementary Information to Stockholders of Popular, Inc., which is incorporated by reference in this Annual Report on Form 10-K.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP


San Juan, Puerto Rico
December 23, 2003